Fedders Corporation Completes $90 Million

Senior Secured Credit Financing

CONTACT:

Robert L. Laurent

Fedders Corporation

(908) 604-8686

http://www.fedders.com

LIBERTY CORNER, New Jersey -- March 20, 2007 -- Fedders Corporation (OTC: FJCC) today announced that it has completed its $90 million senior secured financing. The proceeds of the financing are being used to refinance the company's existing $50 million senior credit agreement, for ongoing working capital requirements and for general corporate purposes. The financing was arranged by Goldman Sachs Credit Partners L.P.

This news release may include forward-looking statements that are covered under the "Safe-Harbor" clause of the Private Securities Litigation Reform Act of 1995. Such statements are based upon current expectations and assumptions. Actual results could differ materially from those currently anticipated as a result of known and unknown risks and uncertainties including, but not limited to, weather and economic, political, market and industry conditions and reliance on key customers. Such factors are described in Fedders' SEC filings, including its most recently filed annual report on Form 10-K. The company disclaims any obligation to update any forward-looking statements to incorporate developments occurring after release of this announcement. Visit the Fedders investor information website at http://www.fedders.com to access additional information on Fedders.

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